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                           SALES RESTRICTION AGREEMENT

         THIS SALES RESTRICTION AGREEMENT ("AGREEMENT") is entered into as of the 30th day of September, 2003 by and between Print Data Corp., a Delaware corporation (the "COMPANY"); and Phyllis Green ("STOCKHOLDER").

         WHEREAS, pursuant to the terms and conditions of that certain Share Exchange and Reorganization Agreement (the "EXCHANGE AGREEMENT") dated September 8, 2003 between the Company; Atlantic Components Limited, a Hong Kong corporation ("ATLANTIC"), and Mr. Chung-Lun Yang, the sole beneficial stockholder of Atlantic (the "ATLANTIC SHAREHOLDER"), the Company desires to acquire all of the outstanding capital stock of Atlantic and the Atlantic Shareholder desires to exchange all of his beneficially owned shares of Atlantic capital stock solely for shares of Print Data Common Stock (the "TRANSACTION").

         WHEREAS, the Stockholder agrees that among other reasons, in order to create and sustain an orderly public trading market for the Company's common stock after the closing of the Transaction, that it is in the best interest of the Stockholder, the Company, and the Company's other stockholders (the "THIRD PARTY BENEFICIARIES") for the Stockholder not to transfer, sell, contract to sell, devise, give, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, his shares of Company Stock owned beneficially or otherwise by him except pursuant to the terms of this Agreement which shall commence on the date of this Agreement and terminate six (6) months thereafter.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. SHARES SUBJECT TO THIS AGREEMENT. Subsequent to the closing of the Transaction, the Stockholder, directly or indirectly, shall own 547,074 shares of the Company's common stock. The aforementioned 547,074 shares of Company common stock shall be subject to this Agreement and referred to herein as "SUBJECT STOCK". Subject Stock shall not include any shares of the Company's common stock that revert back to the Stockholder pursuant to Section 3.04(d)(ii) of the Exchange Agreement.

         2. SALE RESTRICTION. The Stockholder agrees for the benefit of himself, the Company and the Third Party Beneficiaries that he will not transfer, sell, contract to sell, devise, give, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, the Subject Stock except pursuant to the terms of this Agreement. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void.

         3. SALE PERIODS. Commencing on the date of execution of this Agreement, and terminating six months thereafter, the Stockholder shall be entitled to dispose of up to an aggregate of 25,000 shares of the Subject Stock every calendar month. Unsold portions in any calendar month period shall not be carried over into the next calendar month for the purpose of increasing the maximum 25,000 share amount in any other given calendar month.
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         4.   LEGEND/STOP TRANSFER INSTRUCTIONS. The Stockholder further agrees that the Company may instruct its transfer agent not to transfer the Subject Stock, may provide a copy of this Agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificates disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of the Subject Stock is subject to the terms of this Agreement and may issue stop-transfer instructions to its transfer agent for the period contemplated by this Agreement for the Subject Stock.

         5. EQUITABLE REMEDY. The Stockholder agrees that any breach of this Agreement will cause the Company and the Third Party Beneficiaries irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this Agreement by the Stockholder, the Stockholder agrees that the Company shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach.

         6.   MISCELLANEOUS.

         6.1 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         6.2 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

         6.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         6.4 HEADINGS. The paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         6.6 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
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         6.7  SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         6.8 CONFLICT OF TERMS. In the event of a conflict of terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

         6.9 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

         (c) References herein to "paragraphs", "subparagraphs" and other subdivisions without reference to a document are to designate paragraphs, subparagraphs and other subdivisions of this Agreement;

         (d) A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

         (e) The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) The term "include" or "including" shall mean without limitation by reason of enumeration.

         6.10 INCORPORATION OF AGREEMENTS. The agreements identified in this Agreement are incorporated herein by reference and made a part hereof.

         In Witness, the parties have duly executed this Agreement as of the date first above written.

WITNESS:                               SELLING STOCKHOLDER:


/s/ Joel Green                         By: /s/ Phyllis Green
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Name: Joel Green                           Phyllis Green
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WITNESS:                               COMPANY:


                                       By:
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Name:
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